UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mark Vernon as Chairman of the Board, Chairman of the Board’s Governance and Nominating Committee, and Director

On June 23, 2023, Mark Vernon notified LiqTech International, Inc. (the “Company”), that he was resigning as the Chairman of the Board of Directors of the Company (the “Board”), as the Chairman of the Board’s Governance and Nominating Committee, and as a member of the Board, effective immediately. Mr. Vernon’s resignation is not the result of any disagreement with the Company relating to its operations, policies or practices or with its Board or management.

Appointment of Alexander Buehler as Chairman of the Board and Chairman of the Board’s Governance and Nominating Committee

On June 23, 2023, the Board appointed Alexander Buehler as the Chairman of the Board and the Chairman of the Board’s Governance and Nominating Committee of the Company, effective immediately, to fill the vacancies in those positions created by Mr. Vernon’s resignation. Mr. Buehler will be compensated for these new roles in accordance with the Company’s standard compensation policies and practices for the Board.

Appointment  of Martin Kunz as Director

On June 23, 2023, the Board appointed Martin Kunz as an independent director of the Company, effective immediately, to fill the vacancy in the Board created by Mr. Vernon’s resignation, with a term expiring at our annual meeting of stockholders in 2023, until his successor is duly elected and qualified, or until his earlier resignation, removal or death.

Mr. Kunz will be compensated for his service as a director consistent with the compensation paid to the Company’s other independent directors. Mr. Kunz was granted an initial equity award of $36,750 of restricted stock units (“RSUs”) upon his appointment. The RSUs will vest over a one-year period.

The Board determined that Mr. Kunz is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder and the listing standards of the Nasdaq Capital Market. There are no arrangements or understandings between Mr. Kunz and any other person in connection with his appointment as director of the Company, and there are no transactions or relationships between Mr. Kunz and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release announcing the foregoing, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release, dated June 26, 2023	Furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: June 26, 2023	/s/ Simon Stadil
Simon Stadil
Chief Financial Officer